EXHIBIT 25.1

                                                                Conformed Copy

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 --------------------

                                       FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE
                                ----------------------
                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)
                                ----------------------
                         STATE STREET BANK AND TRUST COMPANY
                 (Exact name of trustee as specified in its charter)

                Massachusetts                               04-1867445
              (Jurisdiction of incorporation              (I.R.S. Employer
               or organization if not a U.S.             Identification No.)
               national bank)

              225 Franklin Street, Boston, Massachusetts        02110
              (Address of principal executive offices)        (Zip Code)

                                 John R. Towers, Esq.
                    Senior Vice President and Corporate Secretary
                                225 Franklin Street
                            Boston, Massachusetts  02110
                                Tel: (617) 654-3253
              (Name, address and telephone number of agent for service)

                                _____________________

                                 CIRRUS LOGIC, INC.
                  (Exact name of obligor as specified in its charter)

                     CALIFORNIA                    77-0024818
              (State or other jurisdiction       (I.R.S. Employer
              of incorporation or organization)  Identification No.)

              3100 West Warren Avenue
              Fremont, California                           94538
              (510) 623-8300                              (Zip Code)
              (Address of principal executive offices)

                                _____________________

              6% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2003
                           (Title of Indenture Securities)


                                     General

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

          Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street,
          Boston, Massachusetts.

          Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance
          Corporation, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

          (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     1. A copy of the articles of association of the trustee as now in effect.

          A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee
          (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

          A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as
          Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

          A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

          A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company
          (File No. 33-37823) and is incorporated herein by reference thereto.


     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

          Not applicable.

     6. The consents of United States institutional trustees required by Section 321(b) of the Act.

          The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on March 6, 1997.

                              STATE STREET BANK AND TRUST COMPANY


                              By:  ______________________________________
                                   E. Decker Adams
                                   Vice President



                               EXHIBIT 6


CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust
      Indenture Act of 1939, as amended, in connection with the proposed registration by Cirrus Logic, Inc. of its 6% Convertible Subordinated Debentures, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              STATE STREET BANK AND TRUST COMPANY


                              By:  _____________________________________
                                   E. Decker Adams
                                   Vice President

Dated:    March 6, 1997




                               EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).


                                                                 Thousands of
ASSETS                                                              Dollars

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin .....       1,385,597
     Interest-bearing balances ..............................       6,205,892
Securities ..................................................       8,693,549
Federal funds sold and securities purchased
     under agreements to resell in domestic offices
     of the bank and its Edge subsidiary ....................       5,707,012
Loans and lease financing receivables:
     Loans and leases, net of unearned income ...............       4,352,939
     Allowance for loan and lease losses ....................          71,421
     Loans and leases, net of unearned income and allowances.       4,281,518
Assets held in trading accounts .............................         702,030
Premises and fixed assets ...................................         364,550
Other real estate owned .....................................           1,100
Investments in unconsolidated subsidiaries ..................          65,775
Customers' liability to this bank on acceptances outstanding.          36,351
Intangible assets ...........................................          71,688
Other assets.................................................         835,647

Total assets ................................................      28,350,709

                                        ===========

LIABILITIES

Deposits:
     In domestic offices ...................................        8,283,786
          Noninterest-bearing ..............................        6,040,773
          Interest-bearing .................................        2,243,013
     In foreign offices and Edge subsidiary ................        9,309,212
          Noninterest-bearing ..............................           53,213
          Interest-bearing .................................        9,255,999
Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge subsidiary ...................        7,014,421
Demand notes issued to the U.S. Treasury and Trading
        Liabilities ........................................          698,705
Other borrowed money .......................................          690,865
Bank's liability on acceptances executed and outstanding ...           37,357
Other liabilities ..........................................          695,718

Total liabilities ..........................................       26,730,064

EQUITY CAPITAL
Common stock ...............................................           29,931
Surplus ....................................................          277,023
Undivided profits ..........................................        1,311,920
Cumulative foreign currency translation adjustments  .......            1,771

Total equity capital .......................................        1,620,645

Total liabilities and equity capital .......................       28,350,709
                                        ============



I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                   Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                   David A. Spina
                                   Marshall N. Carter
                                   Charles F. Kaye


     5 .   A copy of each indenture referred to in Item 4. if the obligor is in default.

          Not applicable.

     6.   The consents of United States institutional trustees required by
     Section 321(b) of the Act.

          The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter of the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.





SIGNATURE

                              Pursuant to the requirements of the Trust
                              Indenture Act of 1939, as amended, the
                              trustee, State Street Bank and Trust
                              Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on March 6, 1997.

                              STATE STREET BANK AND TRUST COMPANY


                              By:  /s/ E. Decker Adams
                                   E. Decker Adams
                                   Vice President



EXHIBIT 6


CONSENT OF THE TRUSTEE

                              Pursuant to the requirements of Section
                              321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed registration by Cirrus Logic, Inc. of its 6% Convertible Subordinated Debentures we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              STATE STREET BANK AND TRUST COMPANY


                              By:  /s/ E. Decker Adams
                                   E. Decker Adams
                                   Vice President

Dated:    March 6, 1997